As filed with the U.S. Securities and Exchange Commission on November 10, 2020.

Registration No. 333-249437

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-l

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Kingswood Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	6199	85-2432410
(State or other jurisdiction of organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer incorporation or Identification Number)

17 Battery Place, Room 625

New York, NY 10004

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Nessim

Chief Executive Officer
Kingswood Acquisition Corp.

17 Battery Place, Room 625

New York, NY 10004 (212) 404-7002

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher M. Zochowski Winston & Strawn LLP 1901 L Street, N.W. Washington, DC 20036 Tel: (202) 282-5000	David A. Sakowitz Winston & Strawn LLP 200 Park Avenue New York, New York 10166 Tel: (212) 294-6700	Mitchell Nussbaum Giovanni Caruso Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Tel: (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Units, each consisting of one share of Class A Common Stock, par value $0.0001 per share, and three-fourths of one redeemable warrant(2)	11,500,000 Units	$10.00	$115,000,000	$12,546.50
Shares of Class A Common Stock included as part of the units(3)	11,500,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	8,625,000 Warrants	—	—	—(4)
Total			$115,000,000	$12,546.50(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 1,500,000 units, consisting of 1,500,000 shares of Class A Common Stock and 1,125,000 redeemable warrants, which may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g).
(5)	Previously paid with the initial filing of this Registration Statement on October 13, 2020.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Kingswood Acquisition Corp. is filing this Amendment No. 3 to its registration statement on Form S-1 (File No. 333-249437) as an exhibit-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are being filed herewith:

EXHIBIT INDEX

Exhibit
No.	Description
1.1**	Form of Underwriting Agreement.
3.1**	Amended and Restated Certificate of Incorporation.
3.2**	Form of Second Amended and Restated Certificate of Incorporation.
3.3**	Bylaws.
4.1**	Specimen Unit Certificate.
4.2**	Specimen Class A Common Stock Certificate.
4.3**	Specimen Warrant Certificate.
4.4**	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1*	Opinion of Winston & Strawn LLP.
10.1**	Form of Letter Agreement among the Registrant, Kingswood Global Sponsor LLC and each of the executive officers and directors of the Registrant.
10.2**	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.3**	Form of Registration Rights Agreement among the Registrant, Kingswood Global Sponsor LLC and the Holders signatory thereto.
10.4**	Form of Private Placement Warrants Purchase Agreement between the Registrant and Kingswood Global Sponsor LLC
10.5**	Form of Indemnity Agreement.
10.6**	Securities Subscription Agreement between the Registrant and Kingswood Global Sponsor LLC.
10.7**	Form of Administrative Services Agreement between the Registrant and Kingswood Global Sponsor LLC.
10.8**	Form of Promissory Note issued to Kingswood Sponsor LLC.
14**	Form of Code of Ethics.
23.1**	Consent of Marcum LLP.
23.2*	Consent of Winston & Strawn LLP (included on Exhibit 5.1).
24**	Power of Attorney.
99.1**	Form of Audit Committee Charter.
99.2**	Form of Compensation Committee Charter.
99.3**	Form of Nominating and Corporate Governance Committee Charter.

*	Filed herewith.
**	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, NY, on the 10th day of November, 2020.

KINGSWOOD ACQUISITION CORP.

By:	/s/ Michael Nessim
	Name:	Michael Nessim
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Michael Nessim Michael Nessim	Chief Executive Officer	November 10, 2020

/s/ Gary Wilder Gary Wilder	Executive Chairman	November 10, 2020

/s/ David Hudd David Hudd	Director	November 10, 2020

/s/ Larry Roth Larry Roth	Director	November 10, 2020

/s/ Howard Garland Howard Garland	Director	November 10, 2020

/s/ Jonathan Massing Jonathan Massing	Director	November 10, 2020

/s/ Lisa Roth Lisa Roth	Director	November 10, 2020

/s/ Caroline O’Connell Caroline O’Connell	Director	November 10, 2020

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